UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2010
CLEAN DIESEL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(203) 416-5290
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On September 1, 2010, Clean Diesel Technologies, Inc. and Catalytic Solutions, Inc. by letter amending the Agreement and Plan of Merger, dated as of May 13, 2010 (the “Agreement”), agreed to amend certain terms of the Agreement. The Agreement provides that either party may terminate the Agreement if the merger contemplated by the Agreement has not been completed by September 6, 2010, and the parties agreed to extend this date to October 15, 2010. The parties also agreed that warrants to be issued as part of the merger consideration would not have a fractional component, and amended the form of warrant correspondingly. The text of the letter agreement is attached as Exhibit 2.1.

ITEM 9.01	STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Letter Agreement, dated September 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.
By:	/s/ Charles W. Grinnell
Charles W. Grinnell
Its: Corporate Secretary

Dated: September 7, 2010

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
2.1	Letter Agreement, dated September 1, 2010